Calculation of Filing Fee Tables
S-8
COLONY BANKCORP INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $1.00 par value per share	Other	30,576	$ 20.49	$ 626,502.24	0.000087	$ 54.51
Total Offering Amounts:						$ 626,502.24		$ 54.51
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 54.51
Offering Note
[1]	(1) Amount to be registered consists of 30,576 shares of common stock of Colony Bankcorp, Inc. ("Common Stock") that may be issuable upon the vesting and settlement of certain restricted stock unit awards that were assumed by the Company ("Rollover RSUs") in connection with the merger of First Reliance Bancshares, Inc. with and into the Company pursuant to that certain Agreement and Plan of Merger, dated as of June 24, 2026, by and between the Company and First Reliance. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued with respect to the Rollover RSUs as a result of stock splits, stock dividends or similar transactions. (2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange on October 29, 2026, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources